        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1998.
                            REGISTRATION NO. 333-______

-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                      FORM S-8


                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933


                                  DSP GROUP, INC.
               (Exact Name of Registrant as Specified in Its Charter)



                DELAWARE                               94-2683643
      (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
    of Incorporation or Organization)


  3120 SCOTT BOULEVARD, SANTA CLARA, CA                   95054
     (Address of Principal Executive                   (Zip Code)
                Offices)


                                  DSP GROUP, INC.
                      1991 EMPLOYEE AND CONSULTANT STOCK PLAN
                              (Full Title of the Plan)


                                   ELIYAHU AYALON
                  PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                  DSP GROUP, INC.
                                3120 SCOTT BOULEVARD
                               SANTA CLARA, CA  95054
                      (Name and Address of Agent For Service)


                                     408/986-4300
                       (Telephone Number, Including Area Code,
                                of Agent For Service)


                                   With a copy to:
                                Bruce Alan Mann, Esq.
                               Morrison & Foerster LLP
                                  425 Market Street
                               San Francisco, CA 94105
--------------------------------------------------------------------------------

                           Calculation of Registration Fee
--------------------------------------------------------------------------------


                                 Proposed        Proposed
                                 Maximum         Maximum
 Title of        Number of       Offering Price  Aggregate       Amount of
 Securities to   shares to be    Per Share       Offering Price  Registration
 be Registered   Registered                                      Fee
--------------------------------------------------------------------------------

 Common Stock       1,000,000     $19.8125*       $19,812,500     $5,844.69

--------------------------------------------------------------------------------

* Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices per share of DSP Group Inc.'s Common Stock on the Nasdaq National Market on May 18, 1998.

                                      Part II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 1,000,000 additional shares of the Common Stock, par value $.001 per share, of DSP Group, Inc. (the "Company") reserved for issuance under the terms of the DSP Group, Inc. 1991 Employee and Consultant Stock Plan. The contents of the Registration Statement on Form S-8 filed by the Company on August 31, 1994 (File
No. 33-83456), and Post-Effective Amendment No. 1 thereto filed by the Company on August 8, 1996, are incorporated by reference herein.

ITEM 8.   EXHIBITS.

Exh. No.  Description
--------  -----------
     4.1 The DSP Group, Inc. 1991 Employee and Consultant Stock Plan (incorporated herein by reference to Exhibit A to the Company's Proxy Statement filed on April 14, 1998).

     5.1 Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

    23.1  Consent of Ernst & Young LLP, Independent Auditors.

    23.2  Consent of Almagor & Co. CPA (ISR), Independent Auditors.

    23.3 Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

    24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 20, 1998.

                                   DSP GROUP, INC.




                                   By:   /s/ ELIYAHU AYALON
                                         ------------------
                                         Eliyahu Ayalon
                                         President, Chief Executive Officer and
                                         Director

                     POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

          Each person whose signature appears below constitutes and appoints Elihayu Ayalon, Igal Kohavi and Avi Basher, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituiton, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

          Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                    Title                          Date
    ------------             -----------------------------    -------------

    /s/ IGAL KOHAVI
     -----------------       Chairman of the Board             May 20, 1998
        Igal Kohavi

   /s/ ELIYAHU AYALON
     -----------------       President, Chief Executive        May 20, 1998
       Eliyahu Ayalon        Officer and Director
                             (Principal Executive Officer)

  /s/ SAMUEL L. KAPLAN
     -----------------       Director                          May 20, 1998
      Samuel L. Kaplan

   /s/ MILLARD PHELPS
     -----------------       Director                          May 20, 1998
       Millard Phelps

    /s/ YAIR SHAMIR
     -----------------       Director                          May 20, 1998
        Yair Shamir

                                         II-2



      Signature                    Title                          Date
    ------------             -----------------------------    -------------

     /s/ AVI BASHER
     -----------------       Vice President, Finance, Chief    May 20, 1998
         Avi Basher          Financial Officer and
                             Secretary (Principal Financial
                             Officer and Principal
                             Accounting Officer)

                                         II-3